UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a -6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a -12

ARROWROOT ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0 -11.

Explanatory Note

Arrowroot Acquisition Corp. (“Arrowroot”) is filing these definitive additional proxy materials to amend and supplement certain information in the definitive proxy statement/prospectus filed by Arrowroot with the Securities and Exchange Commission on February 2, 2024 (the “Definitive Proxy Statement/Prospectus”) in connection with the proposed business combination of Arrowroot with iLearningEngines Inc. (the “Business Combination”). All other information in the Definitive Proxy Statement/Prospectus remains unchanged.

SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS

OF

ARROWROOT ACQUISITION CORP.

Dated February 5, 2024

The following disclosure (i) corrects a scrivener’s error in the date when a stockholder of Arrowroot could request documents from Arrowroot included on pages 2 and 294 of the Definitive Proxy Statement/Prospectus; (ii) corrects a scrivener’s error in the date by which a stockholder of Arrowroot could exercise the redemption rights in connection with the Business Combination included on pages 16 and 124 of the Definitive Proxy Statement/Prospectus; and (iii) corrects a scrivener’s error in the date by which a stockholder of Arrowroot could vote by internet included on page and 124 of the Definitive Proxy Statement/Prospectus.

All other information in the Definitive Proxy Statement/Prospectus remains unchanged. The corrected and supplemental disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement/Prospectus, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement/Prospectus, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement/Prospectus. All page and paragraph references used herein refer to the Definitive Proxy Statement/Prospectus before any additions or deletions resulting from the revised disclosures, and terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement/Prospectus.

Typographical Errors and Clarifications (Pages 2, 16, 21, 124 and 294 of Definitive Proxy Statement/Prospectus)

The first sentence of the fifth paragraph on page 2 of the Definitive Proxy Statement/Prospectus are hereby amended and restated in their entirety to read:

“If you are a stockholder of Arrowroot and would like to request documents, please do so by February 5, 2024 (one week prior to the Special Meeting) to receive them before the Special Meeting.”

 The first sentence of the tenth paragraph on page 16 of the Definitive Proxy Statement/Prospectus are hereby amended and restated in their entirety to read:

“In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on February 8, 2024 (two business days before the special meeting), (i) submit a written request to Arrowroot’s transfer agent that Arrowroot redeem your Public Shares for cash and (ii) deliver your stock to Arrowroot’s transfer agent physically or electronically through The Depository Trust Company (“DTC”).”

The second sentence of the tenth paragraph on page 21 of the Definitive Proxy Statement/Prospectus are hereby amended and restated in their entirety to read:

“If you choose to vote by internet, visit http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern time, on February 11, 2024 (have your proxy card in hand when you visit the website).”

The first sentence of the third paragraph on page 124 of the Definitive Proxy Statement/Prospectus are hereby amended and restated in their entirety to read:

“In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on February 8, 2024 (two business days before the special meeting), both…”

The first sentence of the fourth paragraph on page 294 of the Definitive Proxy Statement/Prospectus are hereby amended and restated in their entirety to read:

“If you are a stockholder of Arrowroot and would like to request documents, please do so by February 5, 2024 to receive them before the Arrowroot special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.”

Important Information and Where to Find It

A full description of the terms of the Business Combination is provided in the registration statement on Form S-4 that includes a prospectus with respect to the securities to be issued in connection with the Business Combination and a proxy statement with respect to the special meeting of Arrowroot to vote on the Business Combination. Arrowroot urges its investors, stockholders and other interested persons to read the definitive proxy statement/ prospectus as well as other documents filed with the SEC because these documents will contain important information about Arrowroot, iLearningEngines and the Business Combination. The definitive proxy statement/prospectus to be included in the registration statement has been mailed to stockholders of Arrowroot as of a record date of January 18, 2024. Stockholders will also be able to obtain a copy of the S-4, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to: Arrowroot Acquisition Corp., 4553 Glencoe Avenue, Suite 200, Marina del Rey, CA 90292. The definitive proxy statement/prospectus to be included in the registration statement can also be obtained, without charge, at the SEC’s website (www.sec.gov).